POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of AVX Corporation, a Delaware corporation, which will file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Law, an Annual Report for fiscal year ended March 31, 1997 on Form 10-K, hereby constitutes and appoints Benedict
P. Rosen, John S. Gilbertson and Donald B. Christiansen his true and lawful attorneys-in-fact and agents, and each of them with full power to act without the others, for him and in his name, place and stead, in any and all capacities, to sign said 10-K Annual Report and any and all amendments thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.



     IN WITNESS WHEREOF, the undersigned has executed this Power-of Attorney on the date set opposite his respective name.






   Signature              Title                                    Date

/s/Kazuo Inamori        Chairman of the Board of Directors    April 25, 1997
---------------
Kazuo Inamori

/s/Yuzo Yamamura        Director                              April 25, 1997
---------------
Yuzo Yamamura

/s/Kensuke Itoh         Director                              April 25, 1997
---------------
Kensuke Itoh

/s/Masato Takeda        Director                              April 25, 1997
----------------
Masato Takeda

/s/Masahiro Umemura     Director                              April 25, 1997
-------------------
Masahiro Umemura

/s/Masahiro Yamamoto    Director                              April 25, 1997
-------------------
Masahiro Yamamoto

/s/Benedict P. Rosen    President, Chief Executive Officer    April 25, 1997
--------------------    and Director
Benedict P. Rosen

/s/John S. Gilbertson   Executive Vice President, Chief       April 25, 1997
---------------------   Operating Officer and Director
John S. Gilbertson

/s/Donald B. Christiansen  Chief Financial Officer, Vicec     April 25, 1997
-------------------------  President, Treasurer and Director
Donald B. Christiansen

/s/Carroll A. Campbell, Jr. Director                          April 25, 1997
---------------------------
Carroll A. Campbell, Jr.

/s/Marshall D. Butler       Director                          April 25, 1997
---------------------
Marshall D. Butler

/s/Rodney N. Lanthorne      Director                          April 25, 1997
----------------------
Rodney N. Lanthorne

/s/Richard Tressler         Director                          April 25, 1997
-------------------
Richard Tressler